UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2019

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.001	AERG	OTCQB

Item 2.01 – Completion of Acquisition or Disposition of Assets.

As previously reported on Form 8-K filed with the SEC on May 31, 2019, the company entered into an Asset Purchase Agreement, as of May 24, 2019, with Applied Optical Sciences, Inc. (“AOS”), an Arizona corporation, and Stephen W. McCahon, the majority shareholder of AOS, for the purchase of certain selected assets of AOS. On July 10, 2019, the company completed the closing of this acquisition in accordance with the Asset Purchase Agreement.

In connection with the asset acquisition, Mr. McCahon also entered into a Consulting Agreement with the company, the details of which are also included in the Form 8-K filed on May 31, 2019.

The company purchased the assets from AOS in exchange for consideration consisting of (i) a promissory note in the amount of $2,500,000.00, secured by the assets, and (ii) warrants to purchase up to 2,500,000 shares of Applied Energetics’ common stock at an exercise price of $0.06 per share.

Item 9.01 Financial Statements and Exhibits.

Financial Statements

The company is in the process of determining what, if any, financial statements are required to be filed with respect to the purchase of assets as disclosed under Item 2.02 above. In the event the company determines that financial statements are required to be filed, it will file them by amendment to this Form 8-K.

Exhibits

Exhibit 99.1	Press Release, dated July 12, 2019 -- Applied Energetics Completes Acquisition of Certain Assets of Applied Optical Sciences

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Gregory J. Quarles
Gregory J. Quarles,
Chief Executive Officer

Date: July 15, 2019

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